As filed with the Securities and Exchange Commission on March 11, 2008

Registration No. 333-06467

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

WESBANCO, INC.

(Exact name of registrant as specified in its charter)

West Virginia	55-0571723
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Bank Plaza

Wheeling, West Virginia 26003

(Address of principal executive offices)

Paul M. Limbert

President and Chief Executive Officer

WesBanco, Inc.

One Bank Plaza

Wheeling, West Virginia 26003

(Name and address of agent for service)

(304) 234-9000

(Telephone number, including area code, of agent for service)

With Copies To:

James C. Gardill, Esquire	Paul C. Cancilla, Esquire
Phillips, Gardill, Kaiser & Altmeyer, PLLC 61 Fourteenth Street Wheeling, WV 26003 (304) 232-6810	Kirkpatrick & Lockhart Preston Gates Ellis LLP Henry W. Oliver Building 535 Smithfield Street Pittsburgh, PA 15222 (412) 355-6500

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 is filed to terminate the Registration Statement on Form S-3 (File No. 333-06467) originally filed by the Registrant on June 20, 1996 (the “Registration Statement”) because all of the shares of the Registrant’s Common Stock, par value $2.0833 per share (“Common Stock”), registered under the Registration Statement and offered for sale under the WesBanco, Inc. Dividend Reinvestment Plan (the “DRIP”) have been sold and no additional shares of such Common Stock will be offered or sold pursuant to the Registration Statement after the date hereof. The Registrant has also filed a Registration Statement on Form S-3 (File No. 333-82852) registering 963,593 shares of Common Stock issuable under the WesBanco, Inc. Amended Dividend Reinvestment and Stock Purchase Plan (the “Additional Registration Statement”). This Post-Effective Amendment No. 2 does not affect the Additional Registration Statement or the registration of such Common Stock pursuant to the Additional Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wheeling, State of West Virginia, on this 11th day of March, 2008.

WESBANCO, INC.

BY:	/S/ PAUL M. LIMBERT
Paul M. Limbert President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated:

Signature	Capacity	Date

/S/ JAMES C. GARDILL James C. Gardill	Chairman of the Board of Directors	March 11, 2008

/S/ PAUL M. LIMBERT Paul M. Limbert	President,Chief Executive Officer and a Director (Principal Executive Officer)	March 11, 2008

/S/ ROBERT H. YOUNG Robert H. Young	ExecutiveVice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 11, 2008

/S/ JAMES E. ALTMEYER James E. Altmeyer	Director	March 11, 2008

/S/ RAY A. BYRD Ray A. Byrd	Director	March 11, 2008

R. Peterson Chalfant	Director	March __, 2008

/S/ CHRISTOPHER V. CRISS Christopher V. Criss	Director	March 11, 2008

/S/ ROBERT M. D’ALESSANDRI, MD Robert M. D’Alessandri, MD	Director	March 11, 2008

Signature	Capacity	Date

James D. Entress	Director	March __, 2008

/S/ ABIGAIL M. FEINKNOPF Abigail M. Feinknopf	Director	March 11, 2008

/S/ JOHN W. FISHER, II John W. Fisher, II	Director	March 11, 2008

/S/ ERNEST S. FRAGALE Ernest S. Fragale	Director	March 11, 2008

Edward M. George	Director	March __, 2008

/S/ JOHN D. KIDD John D. Kidd	Director	March 11, 2008

/S/ VAUGHN L. KIGER Vaughn L. Kiger	Director	March 11, 2008

/S/ ROBERT E. KIRKBRIDE Robert E. Kirkbride	Director	March 11, 2008

/S/ D. BRUCE KNOX D. Bruce Knox	Director	March 11, 2008

/S/ JAY T. MCCAMIC Jay T. McCamic	Director	March 11, 2008

/S/ ERIC NELSON, JR. Eric Nelson, Jr.	Director	March 11, 2008

/S/ HENRY L. SCHULHOFF Henry L. Schulhoff	Director	March 11, 2008

/S/ JOAN C. STAMP Joan C. Stamp	Director	March 11, 2008

/S/ NEIL S. STRAWSER Neil S. Strawser	Director	March 11, 2008

/S/ REED J. TANNER Reed J. Tanner	Director	March 11, 2008

/S/ DONALD P. WOOD Donald P. Wood	Director	March 11, 2008